 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 23, 2001

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)

250 Rittenhouse Circle
Bristol, PA 19007
(Address of principal executive offices)

(215) 785-4000
(Registrant's telephone number, including area code)

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Item 7. Exhibits

20.1 Press Release of the Registrant dated January 23, 2001.

Item 9. Regulation FD Disclosure.

On January 23, 2001, the Registrant issued a press release announcing that it expected total revenues and earnings per share for the fourth quarter of 2000 to be in line with its previous estimates in the range of $950 million to $970 million and $0.50 to $0.53, respectively. A copy of the press release is filed herewith as Exhibit 20.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Financial Officer

Date: January 23, 2001

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Exhibit Index

Exhibit No.	Description
20.1	Press Release of the Registrant dated January 23, 2001.

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